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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                                  ImagicTV Inc.
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             (Exact name of registrant as specified in its charter)


                 Canada                                Not Applicable
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(State of incorporation or organization)    (I.R.S. Employer Identification No.)


          One Brunswick Square, 14th Floor
              Saint John, New Brunswick                                 E2L 3Y2
                       Canada
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      (Address of principal executive offices)                        (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

          Title of each class                    Name of each exchange on
          to be so registered               which each class is to be registered
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If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. |_|

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. |X|

Securities Act registration statement file number to which this form relates:
333-48452
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Securities to be registered pursuant to Section 12(g) of the Act:

                                  Common Shares
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                                (Title of class)
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Item 1. Description of the Registrant's Securities to Be Registered.
        -----------------------------------------------------------

     This registration statement relates to the common shares, no par value per share, of ImagicTV Inc. Reference is made to the information set forth under the caption "Description of Share Capital" in the Prospectus constituting a part of the Registration Statement on Form F-1 filed by ImagicTV Inc. with the Securities and Exchange Commission (Registration No. 333-48452) (the "Registration Statement") which information is incorporated herein by reference.

Item 2. Exhibits.
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1.   The material appearing under "Description of Share Capital" in the
     Registration Statement.

2. Articles of Incorporation of ImagicTV Inc., filed December 24, 1997 (incorporated herein by reference to Exhibit 3.1 to the Registration Statement).

3. Amendment to Articles of Incorporation of ImagicTV Inc., filed June 30, 1998 (incorporated herein by reference to Exhibit 3.2 to the Registration Statement).

4. Forms of Amendment to Articles of Incorporation of ImagicTV Inc. relating to the Company's proposed reclassification and share split (incorporated herein by reference to Exhibit 3.3 to the Registration Statement).

5. By-Laws of ImagicTV Inc. (incorporated herein by reference to Exhibit 3.4 to the Registration Statement).

6.   Form of Common Share Certificate (incorporated herein by reference to
     Exhibit 4.1 to the Registration Statement).


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                                    SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date:  November    , 2000

                                 ImagicTV Inc.


                                 By:     /s/ Marjean Henderson
                                     -------------------------------------------
                                       Name:  Marjean Henderson
                                       Title: Vice President and Chief Financial
                                              Officer

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                                  EXHIBIT INDEX
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

Exhibit                             Description                                       Page
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

1. The material appearing under "Description of Share Capital" in the Registration Statement on Form F-1, filed by ImagicTV Inc. with the
          Securities and Exchange Commission on October 23, 2000 (Registration
          No. 333-48452) (the "Registration Statement").

2.        Articles of Incorporation of ImagicTV Inc. filed December 24, 1997
          (incorporated herein by reference to Exhibit 3.1 to the Registration
          Statement).

3.        Amendment to Articles of Incorporation of ImagicTV Inc., filed June
          30, 1998 (incorporated herein by reference to Exhibit 3.2 to the Registration Statement).

4.        Forms of Amendment to Articles of Incorporation of ImagicTV Inc.
          relating to the Company's proposed reclassification and share split
          (incorporated herein by reference to Exhibit 3.3 to the Registration
          Statement).

5.        By-Laws of ImagicTV Inc. (incorporated herein by reference to Exhibit
          3.4 to the Registration Statement).

6.        Form of Common Share Certificate (incorporated herein by reference to
          Exhibit 4.1 to the Registration Statement).


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                                                                       Exhibit 1

                          DESCRIPTION OF SHARE CAPITAL

      Concurrently with the closing of the offering, we will reclassify our share capital so that it will consist of common shares and preferred shares, issuable in series. This reclassification will be effected by amending our articles of incorporation shortly before the completion of this offering to convert each of our existing Class A, Class B and Class C common shares into a single new class of common shares. We will also create the class of preferred shares. After the reclassification and prior to the completion of this offering, each new common share outstanding will be split into new common shares on an assumed 1.1636-for-1 basis.

Common Shares

      Following the reclassification of our share capital and the share split, we will have authorized for issuance an unlimited number of common shares. Each of our outstanding common shares will be entitled to one vote at meetings of our shareholders and to receive dividends if, as, and when declared by our board of directors. Subject to the rights of holders of shares of any class ranking senior to the common shares, holders of our common shares are entitled to receive our remaining property or assets in the event of our liquidation, dissolution or winding-up. A holder of common shares will have no preemptive, redemption or conversion rights upon completion of this offering.

      The registrar and transfer agent for our common shares in Canada is CIBC Mellon Trust Company at its principal stock and bond transfer offices located in Toronto, Ontario, and the co-transfer agent and registrar for our common shares in the United States is ChaseMellon Shareholder Services, LLC. at its offices located in New York, New York.

Preferred Shares

      Our board of directors will have the authority, without further action by the shareholders, to issue an unlimited number of preferred shares in one or more series. These preferred shares may be entitled to dividend and liquidation preferences over the common shares. The board will be able to fix the designations, powers, preferences, privileges and relative, participating, optional or special rights of any preferred shares issued, including any qualifications, limitations or restrictions. Special rights which may be granted to a series of preferred shares may include dividend rights, conversion rights, voting rights, terms of redemption and liquidation preferences, any of which may be superior to the rights of the common shares. Preferred share issuances could decrease the market price of the common shares and may adversely affect the voting and other rights of the holders of common shares. The issuance of preferred shares could also have the effect of delaying or preventing a change of control of our company.

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